Exhibit (11)(b)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 31 to the Portico Funds, Inc. registration statement on Form N-1A.

/s/Price Waterhouse LLP
Milwaukee, Wisconsin
May 29, 1997